As filed with the Securities and Exchange Commission on August 12, 2008
Registration No. 333-152775

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1/A
(Amendment No.1)

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IGENII INC.
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(Exact name of Registrant as specified in its charter)

Delaware ----------------------------------	7389 -----------------------------	26-2046163 ----------------------------
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code)	(I.R.S. Employer Identification No.)

11 Sunrise Plaza
 Suite 304
 Valley Stream, New York 11580
Telephone: (516) 599- 0064
Facsimile: (516) 599-2598
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(Address and telephone number of Registrant's principal executive offices)

11 Sunrise Plaza
 Suite 304
 Valley Stream, New York 11580
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(Address of Principal Place of Business or Intended Principal Place of Business)

Harvard Business Services
16192 Coastal Highway
Lewes, Delaware 19958
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 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all Correspondence to:

David Lubin & Associates, PLLC 26 East Hawthorne Avenue Valley Stream, NY 11580 Telephone: (516) 887-8200 Facsimile: (516) 887-8250

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a small reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	□	Accelerated filer	□

Non-accelerated filer	□	Smaller reporting company	x

Calculation of Registration Fee
Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value (1)	100,160	$0.60 (2)	$60,096	$2.40(3)
Total	100,160	$0.60	$60,096	$2.40

(1)	Represents common shares currently outstanding to be sold by the selling security holders.

(2)
The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457, the offering price was determined by the price shares were sold to the selling security holders in private placement transactions. The selling shareholders may sell shares of our common stock at a fixed price of $0.60 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.60 has been determined as the selling price based upon the original purchase price paid by the selling security holders of $0.50 plus an increase based on the fact the shares will be liquid and registered. There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (“FINRA”), which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

(3)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ______ __, 2008

IGENII INC.

100,160 Shares of Common Stock, par value $0.001

This prospectus relates to the resale of 100,160 shares of common stock, par value $0.001, of iGenii Inc. which are issued and outstanding and held by persons who are stockholders of iGenii Inc.

Our common stock is presently not traded on any market or securities exchange. The 100,160 shares of our common stock can be sold by selling security holders at a fixed price of $0.60 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.60 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.60 plus an increase based on the fact the shares will be liquid and registered. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  Investing in our securities involves significant risks. See "Risk Factors" beginning on page 2.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by us with the Securities and Exchange Commission. The selling security holders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___________ __, 2008

PROSPECTUS SUMMARY

As used in this prospectus, references to “iGenii”, the "Company," "we," “our” or "us" refer to iGenii Inc., unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background

iGenii Inc. was incorporated under the laws of the State of Delaware on February 22, 2008.  We are an early stage company that is focused on becoming an interactive-services and media company and is currently involved in designing, creating and marketing the following core services: interactive web site planning, design and development, as well as Internet marketing and advertising consulting services. From February 22, 2008 (Inception) to March 31, 2008, we have generated $4,150 in revenues. We currently have five employees, including our three officers, who are also members of our board of directors.

Our offices are currently located at 11 Sunrise Highway, Suite 304, Valley Stream, New York 11580.  Our telephone number is (516) 599-0064.  Our website address is http://igenii.com.

The Offering

Securities offered:	100,160 shares of common stock

Offering price:
The selling security holders purchased their shares of common stock from the Company at the price of $0.50 per share and will be offering their shares of common stock at a price of $0.60 per share, which includes an increase based on the fact the shares will be liquid and registered. This is a fixed price at which the selling security holders may sell their shares until our common stock is quoted on the OTC Bulletin Board, at which time the shares may be sold at prevailing market prices or privately negotiated prices.

Shares outstanding prior to offering:	9,036,160 shares of common stock

Shares outstanding after offering:	9,036,160 shares of common stock.

Our executive officers and directors currently own 94.07% of our outstanding common stock.  As a result, our executive officers and directors have substantial control over all matters submitted to our stockholders for approval.

Market for the common shares:
There has been no market for our securities.  Our common stock is not traded on any exchange or on the Over-The-Counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with FINRA, for our common stock to be eligible for trading on the Over The Counter Bulletin Board.  We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Use of proceeds:	We will not receive any proceeds from the sale of shares by the selling security holders.

Summary Financial Information

For The Period February 22, 2008 (Inception) To March 31, 2008 (Audited)
Statement of Operations Data
Operating expenses	$12,894
Net operating loss	8744

Other income (expenses)	0
Net loss	$(8,744)

Balance Sheet Data
For The Period February 22, 2008 (Inception) To March 31, 2008 (Audited)
Working capital	$11,219
Total assets	$69,306
Total liabilities	$2,000
Stockholders’ Equity	$67,306

risk factors

WE ARE SUBJECT TO VARIOUS RISKS THAT MAY MATERIALLY HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS. YOU SHOULD CAREFULLY CONSIDER THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS FILING BEFORE DECIDING TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE RISKS OR UNCERTAINTIES ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE MATERIALLY HARMED. IN THAT CASE, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Risk Factors Relating to Our Company

1.    Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

We were established on February 22, 2008 and have no significant operating history.  Since our inception, we have not entered into any contracts or significant relationship. During the period from February 22, 2008 (Inception) to March 31, 2008 and we have generated $4,150 in revenues. A significant portion of our operations to date have been focused on organizational, start-up, and fund raising activities and developing our website. Our limited operating history, based upon limited revenues and a lack of profitability makes it difficult to evaluate our business on the basis of historical operations. As a consequence, our past results may not be indicative of future results. Reliance on historical results may hinder our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses. For example, if we overestimate our future sales for a particular period or periods based on our historical growth rate, we may increase our overhead and other operating expenses to a greater degree than we would have if we correctly anticipated the lower sales level for that period and reduced our controllable expenses accordingly. If we make poor budgetary decisions as a result of unreliable historical data, we could continue to incur losses.

2.    The revenue of our business model is unproven and our success is dependent on our ability to develop and then expand our customer base.

We are an early stage company focused on becoming a web site development company, specializing in planning, designing, creating and marketing cost-effective internet products, web site maintenance, marketing and advertising, search engine placement services and consulting services. Our business model is new, and our ability to generate revenue is unproven. During the period from February 22, 2008 to March 31, 2008, we generated approximately $4,150 in revenues. Our limited operating history makes it impossible for us to predict the future level of demand for our services that will be generated by these customers or the future demand for our services marketplace. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

3.    If our business strategy is not successful, we may not be able to continue operations as a going concern and our stockholders may lose their entire investment in us.

As discussed in the Notes to Financial Statements included in this registration statement, as of March 31, 2008, we have recognized $4,150 in and have accumulated operating losses of $8,744 since inception.  These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period February 22, 2008 (inception) to March 31, 2008.  Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business strategy may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.

4.    We will be heavily dependent on the services of our officers and directors.  The loss of any of our officers and directors, or the inability to contract qualified third parties, whose knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of our officers and directors, whose knowledge, leadership and technical expertise would be difficult to replace.  Our success is also heavily dependent on our ability to retain and attract experienced consultants.  As we continue to grow and secure new clients, we intend to hire qualified consultants to work for us on specific projects on an “as needed” basis.  We do not currently have any consulting agreements in place with consultants under which we can ensure that we will have sufficient expertise to perform services for our clients.  We do not maintain any key person insurance on our officers.   If we were to lose their services, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire suitable replacements.

5.    If we are unable to obtain additional funding, our business operations will be harmed. Even if we do obtain additional financing our then existing shareholders may suffer substantial dilution.

We will require additional funds to operate our consulting business, develop a marketing program and address all necessary infrastructure and technological concerns, as described below in the section entitled “Description of Business.”  We anticipate that we will require up to approximately $179,000 to fund our continued operations for the next twelve months. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

6.    If we are unable to keep pace with the ongoing rapid changes in technology, our services will not be attractive to potential customers.

The market for website services in which we compete is characterized by rapidly changing technology, evolving industry standards, frequent new product and service announcements and enhancements and changing customer demands. Accordingly, our success depends on our ability to adapt to rapidly changing technologies and industry standards and our ability to develop websites that meet potential customers’ need for speed, performance, features, ease of use and reliability. Any failure to rapidly adapt in a changing environment would have a material adverse effect on our business, result of operations and financial condition. We expect to strive to incorporate new technology for the benefit of our customers, visitors and commerce partners. Introducing new technology into our systems will involve numerous technical challenges, substantial amounts of personnel resources and often times may take many months to complete. There can be no assurance that we will be successful in integrating such technology into our service offerings on a timely basis or that, once integrated, such technology will function as expected.

7.    Our officers and directors own a controlling interest in our voting stock. Therefore investors will not have any voice in our management, which could result in decisions adverse to our general shareholders.

Our officers and directors beneficially own approximately or have the right to vote 94.07% of our outstanding common stock. As a result, they will have the ability to control substantially all matters submitted to our stockholders for approval including:

•	election of our board of directors;
•	removal of any of our directors;
•	amendment of our Articles of Incorporation or bylaws; and
•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our officers and directors will be able to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our officers and directors could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

8.            Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our directors.  Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

9.    We may face damage to our professional reputation or legal liability if our future clients are not satisfied with our services. In either case, it is unlikely that we will be able to obtain future engagements. If we are unable to obtain engagements, investors are likely to lose their entire investment.

As a consulting service firm, we depend and will continue to depend to a large extent on referrals and new engagements from our clients as we will attempt to establish a reputation for high–caliber professional services and integrity to attract and retain clients. As a result, if a client is not satisfied with our services or products, such lack of satisfaction may be more damaging to our business than it may be to other businesses. Moreover, if we fail to meet our obligations, we could be subject to legal liability or loss of client relationships. Our engagements will typically include provisions to limit our exposure to legal claims relating to our services, but these provisions may not protect us or may not be enforceable in all cases. Accordingly, no assurances can be given that we will retain clients in the foreseeable future.

10.    Our future engagements with clients may not be profitable. If we are unable to generate positive cash flow from our engagements, we will be unable to satisfy our obligations on a timely basis. If that happens, investors are likely to lose their entire investment.

When making proposals for engagements, we estimate the costs and timing for completing the engagements. These estimates reflect our best judgment as to the amount of time that will be required to complete an engagement. Any increased or unexpected costs or unanticipated delays in connection with the performance of these engagements, including delays caused by factors outside our control, could make these engagements less profitable or unprofitable, which would have an adverse effect on our profit margin. In addition, as consultants, a client will typically retain us on an engagement–by–engagement basis, rather than under long–term contracts, and a substantial majority of our contracts and engagements may be terminated by the client with short notice and generally without significant penalty. Furthermore, because large client engagements may involve multiple engagements or stages, there is a risk that a client may choose not to retain us for additional stages of an engagement or that a client will cancel or delay additional planned engagements. These terminations, cancellations or delays could result from factors unrelated to our work product or the progress of the project, but could be related to business or financial conditions of the client or the economy generally. When contracts are terminated, we lose the associated revenues and we may not be able to eliminate associated costs in a timely manner.

11.    Our ability to conduct operations will be impaired if we experience computer hardware failures or interruption in Internet service.

The performance of our computer hardware and our ability to access the Internet is critical to our business and ability to attract customers. Our hardware is vulnerable to computer viruses, break-ins and similar disruptions from unauthorized tampering. Our operations are dependent upon our ability to protect our computer systems against damage from fire, power loss, telecommunications failures, vandalism and other malicious acts and similar unexpected adverse events. The occurrence of any of these events could result in interruptions, delays or cessation in services, which could have a material adverse effect on our business, result of operations and financial condition. Any system failure that causes an interruption in Internet service or a decrease in responsiveness of computer systems could result in delayed work assignments and, if sustained or repeated, could impair or prevent us from conducting our operations effectively.

12.    The costs and expenses of SEC reporting and compliance may inhibit our operations.

If we become a public entity, subject to the reporting requirements of the Exchange Act of 1934, we will incur ongoing expenses associated with professional fees for accounting, legal and a host of other expenses for annual reports and proxy statements. We estimate that these costs will range up to $45,000 per year for the next few years and will be higher if our business volume and activity increases but lower during the first year of being public because our overall business volume will be lower, and we will not yet be subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. As a result, we may not have sufficient funds to grow our operations.

Risks Relating To Our Common Shares

13.    We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 95,000,000 shares of common stock, par value $0.001of which 9,036,160 shares are issued and outstanding. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

14.    Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

15.    There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over The Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such application.  If for any reason our common stock is not quoted on the Over The Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

16.    State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

17.    Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

18.    We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Certificate of Incorporation authorizes us to issue up to 5,000,000 shares of "blank check" preferred stock, par value $.001. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock

19.    If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.

As restricted shares, these shares may be resold only pursuant to an effective registration statement, such as this one (for the shares registered hereunder) or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. As of February 2008, the Securities and Exchange Commission adopted changes to Rule 144, which, shorten the holding period for sales by non-affiliates to six months (subject to extension under certain circumstances) and remove the volume limitations for such persons.   Rule 144 provides in essence that an affiliate who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company's outstanding common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our shareholders being that the OTCBB (if and when listed thereon) is not an "automated quotation system" and, accordingly, market based volume limitations are not available for securities quoted only over the OTCBB. As a result of the revisions to Rule 144 discussed above, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of six months, if the Company has filed its required reports..  A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

THE OFFERING

This prospectus relates to the resale by certain selling security holders of the Company of up to 100,160 shares of our common stock.  Such shares were offered and sold by us at a purchase price of $0.50 per share to the selling security holders in private placements conducted in March through April, 2008, pursuant to the exemptions from registration under the Securities Act provided by Regulation D of the Securities Act. As of July 31, 2008, the Company raised $50,080 in gross proceeds.

USE OF PROCEEDS

The selling stockholders are selling shares of common stock covered by this prospectus for their own account. We will not receive any of the proceeds from the resale of these shares. We have agreed to bear the expenses relating to the registration of the shares for the selling security holders.

DETERMINATION OF OFFERING PRICE

The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.60 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.60 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.50 plus an increase based on the fact the shares will be liquid and registered.

Such offering price does not have any relationship to any established criteria of value, such as book value or earnings per share. Because we have no significant operating history, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential” or “continue” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors,” that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

SELLING SECURITY HOLDERS

The following table sets forth the shares beneficially owned, as of July 31, 2008, by the selling security holders prior to the offering contemplated by this prospectus, the number of shares each selling security holder is offering by this  prospectus and the number of shares which each would own  beneficially  if all  such  offered  shares  are sold.

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

None of the selling security holders is a registered broker-dealer or an affiliate of a registered broker-dealer.  Each of the selling security holders has acquired his, her or its shares pursuant to a private placement solely for investment and not with a view to or for resale or distribution of such securities.  The shares were offered and sold to the selling security holders in a private placement made between March and April 2008 pursuant to the exemptions from the registration under the Securities Act provided by Regulation D of the Securities Act.  None of the selling security holders are affiliates or controlled by our affiliates and none of the selling security holders are now or were at any time in the past an officer or director of ours or any of any of our predecessors or affiliates.

The percentages below are calculated based on 9,036,160 shares of our common stock issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

Name of Selling Security Holder	Common Shares owned by the Selling Security Holder	Number of Shares Offered by Selling Security Holder	Number of Shares and Percent of Total Issued and Outstanding Held After the Offering
			# of Shares	% of Class
Yury Pinkhasov	1,000	1,000	0	0
Ira A. Bader	400	400	0	0
Boris Volfman	100	100	0	0
Michael Frogel	1,500	1,500	0	0
Dov & Sarah Horowitz	1,000	1,000	0	0
William Gendler	600	600	0	0
Gennady Kluchman	200	200	0	0
Tectonic Development LLC(1)	400	400	0	0
Eduart Borukhov	400	400	0	0
Arkadiy Kazanov	1,000	1,000	0	0
Dmitry Bangiyev	600	600	0	0
Efraim & Julie Itzhakov	2,000	2,000	0	0
Nissim Levy	200	200	0	0
Igor Rafailov	400	400	0	0
Sergey Shimon	500	500	0	0
Rafael Tabibov	1,000	1,000	0	0
Lolita Murdakhay	600	600	0	0
Josef Muladzhanov	2,000	2,000	0	0
David Shalom	2,000	2,000	0	0
Reuben Puchaev	2,000	2,000	0	0
Simon Deutsch	2,500	2,500	0	0
Jeffrey Weber	2,000	2,000	0	0
Joseph Michaels	200	200	0	0
Steve Small	200	200	0	0
Reuben Davidoff	400	400	0	0
Gennadiy Shimonov	400	400	0	0
Pinhas Gadi	400	400	0	0
Henry Zilberman	600	600	0	0
Simon Davydov	400	400	0	0
Abraham Mazouz	200	200	0	0
Steven Kaziyev	200	200	0	0
Igal Mizrahi	200	200	0	0
Boris Avezov	2,000	2,000	0	0
Vladimir Faerman	2,000	2,000	0	0
David Galibov	2,000	2,000	0	0
Oleg Rubinov	2,000	2,000	0	0
Margaret Puchaev	1,000	1,000	0	0
Albert Fuzailof	1,000	1,000	0	0
Glenn Schacher	200	200	0	0
Steven Weiss	360	360	0	0
Elena Mordukhaev(2)	64,000	64,000	0	0
Total	100,160	100,160	0	0

(1) The sole member of Tectonic Development LLC is Jeffrey Marcus.
(2) Elena Mordukhaev is the wife of Rafael Mordukhaev, our Treasurer, Secretary and Director.

We may require the selling security holders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus, or the related registration statement, untrue in any material respect, or that requires the changing of statements in these documents in order to make statements in those documents not misleading. We will file a post-effective amendment to this registration statement to reflect any material changes to this prospectus.

PLAN OF DISTRIBUTION

There has been no market for our securities.  Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA. for our common stock to be eligible for trading on the Over the Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.  The selling security holders will be offering the shares of common stock being covered by this prospectus at a fixed price of $0.60 per share until a market develops and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $0.60 has been determined as the selling price based upon the original purchase price paid by the selling shareholders of $0.50 plus an increase based on the fact the shares will be liquid and registered.

 Once a market has been developed for our common stock, the shares may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions; (c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling security holder who has transferred his, her or its shares.

In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling security holder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling security holder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling security holder if such broker-dealer is unable to sell the shares on behalf of the selling security holder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

The selling security holders and any broker-dealers or agents that participate with the selling security holders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling security holders defaults under any customer agreement with brokers.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling security holder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.  The sale or potential sale of the shares under Rule 144 rather than pursuant to this prospectus may result in downward pressure on our common stock.

There may be significant downward pressure on our stock price caused by the sale or potential sale of a significant number of shares pursuant to this prospectus, which could allow short sellers of our common stock an opportunity to take advantage of any decrease in the value of our common stock. The presence of short sellers in our common stock may further depress the price of our common stock.

If the selling security holders sell a significant number of common stock, the market price of our common stock may decline. Furthermore, the sale or potential sale the offered shares pursuant to this prospectus and the depressive effect of such sales, or potential sales could make it difficult for us to raise fund from other sources.

Penny Stock Regulations

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales.  All states offer a variety of exemption from registration for secondary sales.  Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.  The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or will rely on an exemption there from.

DESCRIPTION OF SECURITIES

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation which has been filed as an exhibit to our registration statement of which this prospectus is a part.

Common Stock

We are authorized to issue 95,000,000 shares of common stock, par value $0.001, of which 9,036,160 shares are issued and outstanding as of July 31, 2008. We sold 100,160  shares in a private placement held in March 2008 through April 2008 and have agreed to register said number of shares under the Securities Act for resale by the selling security holders.  Such shares being registered hereunder will be eligible for resale pursuant to the amendment to Rule 144, which became effective in February 2008. The sale of sale or potential sale of these shares may result in downward pressure on our stock price.

Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights.  There is no provision in our Certificate of Incorporation or By-laws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.001, none of which is issued and outstanding. Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to 5,000,000 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants and Options

Currently, there are no warrants, options or other convertible securities outstanding.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

DESCRIPTION OF BUSINESS

We are an early stage company that is focused on becoming an interactive-services and media company. Our primary activities involve designing, creating and marketing the following core services: interactive web site planning, design and development, as well as Internet marketing and advertising consulting services.

Our marketing services are also expected to include, without limitation, search engine marketing, banner advertising, news group postings, statistical counters, web site tracking logs, as well as traditional marketing methods. At this stage of our development, all services will be provided by our officers and directors and the persons employed in our sales department. In the event additional personnel are required to fulfill contractual obligations, we intend to engage third-party individuals, who will be considered independent contractors, paid on a per project basis and will not receive a salary. We have not yet identified or contracted any individual to perform services on our behalf.

Distribution Methods of the Services

iGenii offers its services to any interested customer in the global market. While we have no methods of distribution in place, we believe that our ability to generate revenues is dependent, in part, upon building awareness of the iGenii brand. With appropriate networking, advertising and marketing, we believe we will be able to attract and build a  customer base.

Our marketing plan is expected to consist mainly of Internet marketing and direct sales tactics. We have completed the process of developing our website www.igenii.com which will be our primary vehicle to generate brand awareness and market our services. We believe that using the Internet for marketing and sales is an important tool to generate brand awareness. Our website offers information about our company and the services we currently provide. We cannot assure you that we will be successful in attracting new customers. If we fail to attract and retain customers, we would be unable to generate revenues to support continuing operations.

Industry Background and Competition

The market for the services we intend to provide is very competitive, highly fragmented and is characterized by pressures to incorporate new capabilities, accelerate job completion schedules and reduce prices. We face competition from a number of sources, including traditional advertising and marketing firms, project-oriented interactive marketing firms and information technology service providers. Many traditional advertising agencies have also started to develop digital media and interactive communications capabilities. In addition, our network consulting capabilities compete directly with systems integrators and professional service groups of computer equipment manufacturers.

Since our inception on February 22, 2008, we have generated $4,150 in revenues. All of our competitors have longer operating histories, longer client relationships and greater financial, management, technological, sales, marketing and other resources than we do. More established firms have greater brand recognition with which to attract clients and tend to generate a greater amount of word-of-mouth referrals. Competition for customers depends to a large extent on clients’ perception of the quality and creativity, as well as the technical proficiency, of our digital interactive marketing services and those of our competitors.

Competition

The business consulting services industry is highly fragmented and competitive with limited barriers to entry. We believe that there are numerous firms that compete with us in our market, including small or single-office firms. Among those competitors, we rank near the bottom of the small or single-office firms because our operations are small. We believe that our primary competitors include small or single-office firms.

While we compete with traditional "brick and mortar" providers of business consulting services, we will also compete with other Internet-based companies and businesses that have developed and are in the process of developing websites which will compete with the services offered by us. Many of these competitors have greater financial and other resources, and more experience in research and development, than we have.

We believe that the most important competitive factors in obtaining and retaining our targeted clients are an understanding of a customer's specific job requirements, the ability to provide qualified consultants in a timely manner and the quality and price of services. We expect ongoing vigorous competition and pricing pressure from national, regional and local providers. We cannot guarantee that we will be able to obtain market share or profitability.

Government Regulation

In general, our consulting activities are not subject to licensing or other regulatory requirements. We are subject to federal, state and local laws and regulations applicable to businesses, such as payroll taxes on the state and federal levels.  We believe that we are in conformity and will remain in conformity with all applicable laws in all relevant jurisdictions.

Employees

iGenii Inc. is currently in the early stage of development . During this stage of our development stage, we plan to rely exclusively on the technical expertise of our officers and directors, Rafael Mordukhaev, Rafael Abdurachmanov, and Ross Lavnikevich, to set up our business operations. Our officers and directors currently work for us on a part-time basis and each expects to devote approximately 10-20 hours per week to our business. Our officers and directors are prepared to dedicate additional time to our operations, as needed. As of the date of the prospectus contained in this registration statement, we hired two full-time employees in our sales department.  We believe that our operations are currently on a small scale that is manageable by these individuals.

In the event additional personnel are required to fulfill contractual obligations, we intend to engage third-party individuals, who will be considered independent contractors. These individuals will be paid on a per project basis and will not receive a salary.

Research and Development

Our management does not expect to incur research and development costs.

DESCRIPTION OF PROPERTY

The Company’s office is located at 11 Sunrise Plaza, Suite 304, Valley Stream, NY 11580. The Company signed a six month lease agreement from May 1, 2008 to November 30, 2008, with the option to extend the lease until April 30, 2011. The Future minimum payment until November 30, 2008 is $6,600.

MANAGEMENT’S DISCUSSION AND PLAN OF OPERATION

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Overview

iGenii Inc. was incorporated in the State of Delaware on February 22, 2008. iGenii is in the early stage of development  and has not realized any significant revenues. From February 22, 2008 (inception) to March 31, 2008, we have generated $4,150. Our principal activity to date has been focused primarily on the development and implementation of our business plan.

Liquidity and Capital Resources

Our balance sheet as of March 31, 2008 reflects cash assets in the amount of $13,219. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date. During the period from February 22, 2008 (inception) to March 31, 2008, we generated $4,150 in revenues, and incurred a net loss of $8,744. The net loss was attributable solely to professional fees and general and administrative expenses related to the costs of start-up operations.

Since our incorporation, we have raised capital through private sales of our common equity. In February 2008, we issued an aggregate of 8,936,000 shares of our common stock to our 8 founders, at a price per share of $0.0073 for the aggregate purchase price of $65,233.

In a private placement conducted from March through April 2008, we sold an additional 100,160 shares of our common stock to 41 unrelated third parties for cash proceeds of $50,080. We believe that the funds received in the private placement will be not be sufficient to satisfy our operating requirements for the next 12 months.

The table below sets forth the anticipated expenses for the next 12 months:

	Amount	Amount	Estimated
	Allocated	Expended	Completion

Computer hardware and software	$25,000	$6,800	Use as needed
General working capital	$50,000	$0	Use as needed
Marketing, advertising and recruitment	$50,000	$0	Third Quarter 2008
Offering expenses	$7,000	$0	Use as needed
Office supplies	$1,000	$312	Use as needed
SEC reporting expenses	$45,000	$20,000	Use as needed
Website maintenance	$1,000	$400	Use as needed
Total	$179,000.00	$27,512.00

We have allocated approximately $76,000 towards general business purposes. Of this amount, $25,000 is intended to be used to computer hardware and software, $1,000 will be used to purchase general office supplies and $50,000 is set aside for general working capital to be used for non-specific uses as expenses or opportunities arise.

In conjunction with this registration statement, we have budgeted $7,000 to cover offering costs such as accounting, legal and professional fees such as Edgar and regulatory expenses. In the event this registration statement is declared effective, we expect to incur approximately $45,000 in expenses related to being a public reporting company. Although, our officers and directors have no specific experience managing a public company, we believe these funds will be sufficient to maintain our status as a reporting company with the SEC.

Plan of Operation

Our management believes that establishing our brand name is imperative to our ability to continue as a going concern. Establishing our presence on the Internet is critical to reaching potential customers. We have developed our website which is located at “www.igenii.com” where we have established our web presence and offer information about our company. Our website is expected to serve as our primary method of generating sales. Our officers and directors design our site at no charge to us; thus, the $1,000 allocated to the development and maintenance of our website is expected to be sufficient for the next 12 months. We expect to continuously upgrade and refine the site as we deem necessary and as our funds permit.

Since we have already established our presence on the Internet, over the next six months we expect to develop and implement a marketing and advertising plan. We have allocated $30,000 of the proceeds raised in the private placement to finance our marketing activities. We currently have no marketing or sales initiatives or arrangements in development or effect. Any potential marketing strategy will revolve significantly around our website. We plan to use the Internet for marketing and sales by advertising our website, and resultantly our services, through the following two methods:

1.
Banner Advertisements: We expect to place banner advertisements and/or links to our web site on the sites of others. Some web sites may charge us a fee to place our advertisements in highly visible areas. Other sites may agree to an affiliate relationship, where we would be allowed to place an ad on their site in exchange for placement of their advertisement on our site. We do not plan to enter into any affiliate relationships that would require us to pay a fee in addition to exchanging advertisements or links. As of the date of this prospectus, we have not begun to place banner advertisements or links on our website, nor have we entered into any affiliate relationships.

2.
Search Engine Placement: In addition to banners and links, we expect to pursue search engine placement. For a fee, we will be able to submit our web site and various terms to describe our site with web portals such as Yahoo! or Google. We have not yet contacted any company regarding search engine placement because we have not yet established our web site.

Although a significant majority of our marketing and advertising efforts will be Internet-based, we believe we must promote our company on a more personal level. Our officers and directors believe that personal relationships are a cost-effective way to generate awareness of our company and the services we provide. The initial focus will be on building associations with small business owners. We have initiated a few personal contacts which have generated thirteen clients to date. We expect to enhance our “grass-roots” efforts over the next twelve months..

Our management believes that our cash on hand as of March 31, 2008 in the amount of $13,219 will not be sufficient to maintain our current level of operations for the next approximately 12 months. Generating sales in the next 12 months is imperative for us to continue as a going concern. However, we cannot guarantee that we will generate any revenues. If we do not generate sufficient revenues to meet our expenses over the next 12 months, we may need to raise additional capital by issuing equity or debt securities in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.  The Company’s property is not the subject of any pending legal proceedings.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There has been no market for our securities. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the FINRA for our common stock to be eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application. There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

DIVIDEND POLICY

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future.  Declaration  or  payment  of  dividends,  if  any, in the future, will be at the discretion  of  our  Board  of  Directors  and  will  depend on our then current financial  condition,  results  of  operations,  capital  requirements and other factors  deemed  relevant  by  the  board  of  directors. There are no contractual restrictions on our ability to declare or pay dividends.

SHARE CAPITAL

Security Holders

As of July 31, 2008, there were 9,036,160 common shares issued and outstanding, which were held by 49 stockholders of record.

Transfer Agent

We have not engaged a transfer agent to serve as transfer agent for shares of our common stock.  Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

Admission to Quotation on the OTC Bulletin Board

We intend to have a market maker file an application for our common stock to be quoted on the OTC Bulletin Board. However, we do not have a market maker that has agreed to file such application.  If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it

(1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and

(2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Morgenstern, Svoboda & Bear, CPAs, PC is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below is certain information relating to our current sole director and executive officer, including his name, age, and business experience.

Name and Business Address	Age	Position

Ross Lavnikevich	41	President, Chief Executive Officer and Director

Rafeal Abdurachmanov	44	Chief Financial Officer and Director

Rafeal Mordukhav	43	Treasurer, Secretary and Director

Ross Lavnikevich has been our President, Chief Executive Officer and a Director since our inception on February 22, 2008. Since 1992, Mr. Lavnikevich has worked at a Computer Scientist for Citibank, Merrill Lynch, NYSE and Solomon Brothers. Mr. Lavnikevich obtained a B.S. in Electronic Engineering from New York Polytechnic University in 1992.

Rafael Abdurachmanov has been our Chief Financial Officer and a Director since our inception on February 22, 2008. Mr. Abdurachmanov has over 20 years of diversified Public and Private Accounting experience. From 2003 to 2006, Mr. Abdurachmanov worked with the accounting firm of Morgenstern Svoboda & Baer, CPAs, P.C. and From 2001 to 2003 he worked as a certified public accountant with BuyFuton.com. From 1998 to 2001, Mr. Abdurachmanov worked with the accounting firm of Deloitte & Touche, LLC. as a certified public accountant. Mr. Abdurachmanov obtained a B.A. in Economics, Accounting and Informational Systems from the City University of New York , Queens College.

Rafael Mordukhaev has been our Treasurer, Secretary and Director since our inception on February 22, 2008. Since 2003 Mr. Mordukhaev has been a real estate developer and is currently the owner and manager of Cross Town Realty LLC. In 1992, Mr. Mordukhaev founded CityRide Transportation, a limousine company. Mr. Mordukhaev graduated from Tashkent Radio and Television Broadcasting Institute in 1988.

There are no familial relationships among any of our directors or officers.  None of our directors or officers is a director in any other U.S. reporting companies.  None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years.  The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders.  Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Morgenstern, Svoboda & Bear, CPAs, PC.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board or an audit committee or nominating committee.

Potential Conflicts of Interest

We are not aware of any current or potential conflicts of interest with any of our executives or directors.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on February 22, 2008 we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such.  We have no employment agreements with any of our directors or executive officers.  We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on February 22, 2008, no stock options or stock appreciation rights were granted to any of our directors or executive officers.  We have no equity incentive plans.

Outstanding Equity Awards

Since our incorporation on February 22, 2008, none of our directors or executive officers has held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on February 22, 2008, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 31, 2008, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 9,036,160 shares of our common stock issued and outstanding as of July 31, 2008.  We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.  Unless otherwise indicated, the address of each person listed is c/o iGenii Inc., 11 Sunrise Plaza, Suite 304, Valley Stream, New York, 11580.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Ross Lavnikevich	Common Stock	3,000,000	33.20%

Rafael Abdurachmanov	Common Stock	2,500,000	27,67%

Mark Mordukhaev	Common Stock	3,000,000(1)	33.20%

Directors and Officers as a Group (3 person)	Common Stock	8,500,000	94.07%

(1)Includes 64,000 shares of common stock owned by Elena Mordukhaev, the wife of Mark Mordukhaev.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” We do not believe that any of our directors currently meet the definition of “independent” as promulgated by the rules and regulations of the American Stock Exchange.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On February 22, 2008 by action taken by our board of directors, we issued 3,000,000 shares of our common stock to Ross Lavnikevich, our President, Chief Executive Officer and a director, at the purchase price of $0.0073 per share for the aggregate consideration of $21,900.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lavnikevich was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 22, 2008 by action taken by our board of directors, we issued 2,936,000 shares of our common stock to Rafeal Mordukhaev, our Secretary, Treasurer and a director at the purchase price of $0.0073 per share for the aggregate consideration of $21,433.60.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Mordukhaev was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 22, 2008 by action taken by our board of directors, we issued 2,500,000 shares of our common stock to Rafeal Abdurachmanov, our Chief Finanical Officer and a director, at the purchase price of $0.0073 per share for the aggregate consideration of $18,250.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Abdurachmanov was our officer and a director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In February 2008, by action taken by our board of directors, we issued an additional 500,000 shares of our common stock to the following persons, in the amounts set forth opposite their names, at the purchase price of $.0073 per share for the aggregate purchase price of $3,650:

Name	Number of Shares
Boris Abdurachamnov	100,000
Josef Abdurachamnov	100,000
Isak Abdurakhamnov	100,000
Jacob Josefson	100,000
Pinchas Chaimov	100,000

Each issuance was made in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Each of the above persons is a founder of our Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

EXPENSES OF ISSUANCE AND DISTRIBUTION

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table. All of the amounts shown are estimates except the SEC registration fee.

Nature of Expense	Amount

Accounting fees and expenses	$4,000

SEC registration fee	$2.40

Legal fees and other expenses	$7,000

Total	$11,002.40

*Estimated Expenses.

LEGAL MATTERS

David Lubin & Associates, PLLC has opined on the validity of the shares of common stock being offered hereby.

EXPERTS

The financial statements included in this prospectus and in the registration statement have been audited by Morgenstern, Svoboda & Bear, CPAs, PC, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission.  Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates.  Because we file documents electronically with the SEC, you may also  obtain  this  information  by  visiting  the  SEC's  Internet  website  at http://www.sec.gov.

FINANCIAL STATEMENTS

iGENII, INC.
FINANCIAL STATEMENTS

MARCH 31, 2008

MORGENSTERN, SVOBODA & BAER, CPA’s, P.C.

CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: msbcpas@gmail.com

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders of
iGenii, Inc.

We have audited the accompanying balance sheet of iGenii, Inc. (“the Company”) as of March 31, 2008 and the related statements of income, comprehensive losses, statement of stockholders' deficit, and cash flows for the period February 22, 2008 (inception) to March 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iGenii, Inc. as of March 31, 2008 and the results of their operations and their cash flows for the period February 22, 2008 (inception) to March 31, 2008, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern.  As discussed in the notes to the financial statements, the company has no established source of revenue and no operations.  This raises substantial doubt about the company’s ability to continue as a going concern.  The financial statements do not include any adjustments that might result from this uncertainty.

Morgenstern, Svoboda & Baer, CPAs, PC
Certified Public Accountants

New York, NY
July 1, 2008

iGENII, INC
BALANCE SHEET
MARCH 31, 2008
ASSETS
Current Assets
Cash and cash equivalents	$13,219
Total Current Assets	13,219

Equipment (net of depreciation of $113)	6,687

Subscription receivable	49,400
Total Assets	$69,306

LIABILITIES AND STOCKHOLDERS EQUITY

Current Liabilities
Accounts payable and accured expenses	$2,000

Total Current Liabilities	$2,000

Stockholders' Equity

Common stock, $.0001 par value, 95,000,000	$8.958
shares authorized, 8,957,700 issued and outstanding
Preferred Stock, 5,000,000 shares authorized	-
Additional paid in capital	67,092
Retained earnings	(8,744)
Total Stockholder's Equity	$69.306

The accompanying notes are an integral part of these consolidated financial statements.

iGENII, INC
STATEMENT OF INCOME
FROM INCEPTION ON FEBRUARY 22, 2008 TO MARCH 31, 2008

Sales, net	$4,150

Selling, General and administrative expenses	12,894
Income (loss) from operations	(8,744)

Income (loss) before income taxes	(8744)

Provision for income taxes	-
Net income (loss)	$(8,744)

The accompanying notes are an integral part of these consolidated financial statements.

IGENII, INC
STATEMENT OF CASH FLOWS
FROM INCEPTION ON FEBRUARY 22, 2008 TO MARCH 31, 2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(8,744)
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	113
(Increase) / decrease in assets:
Computer equipment	(6,800)
Increase/(decrease) in current liabilities:
Accounts payable	2,000
Net cash used by operating activities	(13,431)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sale of common stock	26,650

Net cash provided by financing activities	26,650

Net change in cash and cash equivalents	13,219
Cash and cash equivalents, beginning balance	-
Cash and cash equivalents, ending balance	$13,219
SUPPLEMENTAL DISCLOSURES:
Cash paid during the year for:	-
Interest payments	-

The accompanying notes are an integral part of these consolidated financial statements.

iGENII, INC
STATEMENT OF STOCKHOLDERS' EQUITY
FROM INCEPTION ON FEBRUARY 22, 2008 TO MARCH 31, 2008

			Additional	Retained Earnings	Total
	Common Stock		Paid-In	(Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit)	Equity/Deficit
Balance February 22, 2008	-	-	-		-
Sale of common stock	8,957,700	$8,958	$67,092		$76,050
Income for the period ended March 31,2008				$(8,744)	$(8,744)
Balance March 31, 2008	8,957,700	$8,958	$67,092	$(8,744)	$67,306

The accompanying notes are an integral part of these consolidated financial statements.

iGENII, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008

Note 1 - ORGANIZATION

IGenii, Inc. was incorporated on February 22, 2008 under the laws of the State of Delaware. The Company is now engaged in Internet consulting business. The Company exists to provide fast, reliable technical assistance to any business entity in order to achieve meaningful internet presence.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principle generally accepted in the United States of America.

Going Concern

These consolidated financial statements have been prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities and commitments in the normal course of business.  As of March 31, 2008, the company has not recognized significant revenue to date and has accumulated operating losses of approximately $8,744.  The company’s ability to continue as a going concern is contingent upon the successful completion of additional financing arrangements and its ability to achieve and maintain profitable operations.  While the company is expending its best efforts to achieve the above plans, there is no assurance that any such activity will generate funds that will be available for operations.

These conditions raise substantial doubt about the Company's ability to continue as a going concern.  These financial statements do not include any adjustments that might arise from this uncertainty.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Risks and Uncertainties

The Company is subject to substantial risks from, among other things, intense competition associated with the industry in general, other risks associated with financing, liquidity requirements, rapidly changing customer requirements, limited operating history and the volatility of public markets.

iGENII, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Loss contingencies considered to be remote by management are generally not disclosed unless they involve guarantees, in which case the guarantee would be disclosed.

Cash and Cash Equivalents

Cash and cash equivalents include cash in hand and cash in time deposits, certificates of deposit and all highly liquid debt instruments with original maturities of three months or less.

Long-Lived Assets

Since inception, the Company adopted Statement of Financial Accounting Standards No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets (SFAS 144), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, and the accounting and reporting provisions of APB Opinion No. 30, Reporting the Results of Operations for a Disposal of a Segment of a Business. The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with SFAS 144. SFAS 144 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal. Based on its review, the Company believes that, as of March 31, 2008 there were no significant impairments of its long-lived assets.

iGENII, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value of Financial Instruments
Statement of financial accounting standard No. 107, Disclosures about fair value of financial instruments, requires that the Company disclose estimated fair values of financial instruments. The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Revenue Recognition
The Company’s revenue recognition policies are in compliance with Staff accounting bulletin (SAB) 104. Revenue is recognized at the date the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are satisfied are recorded as unearned revenue.

Advertising
Advertising expenses consist primarily of costs of promotion for corporate image and product marketing and costs of direct advertising. The Company expenses all advertising costs as incurred.

Income Taxes
The Company utilizes SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Intangibles
Intangible assets are amortized using the straight-line method over their estimated period of benefit. Evaluation of the recoverability of intangible assets is made annually to take into account events or circumstances that warrant revised estimates of useful lives or that indicate that impairment exists. All of our intangible assets are subject to amortization. No impairments of intangible assets have been identified during any of the periods presented.

Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions. The Company controls credit risk related to accounts receivable through credit approvals, credit limits and monitoring procedures. The Company routinely assesses the financial strength of its customers and, based upon factors surrounding the credit risk, establishes an allowance, if required, for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowance is limited.

iGENII, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)
Recent accounting pronouncements
In December 2004, the FASB issued FASB Statement No. 123R, "Share-Based Payment, an Amendment of FASB Statement No. 123" ("FAS No. 123R"). FAS No. 123R requires companies to recognize in the statement of operations the grant- date fair value of stock options and other equity-based compensation issued to employees. FAS No. 123R is effective beginning in the Company's first quarter of fiscal 2006.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections." This statement applies to all voluntary changes in accounting principle and requires retrospective application to prior periods' financial statements of changes in accounting principle, unless this would be impracticable. This statement also makes a distinction between "retrospective application" of an accounting principle and the "restatement" of financial statements to reflect the correction of an error. This statement is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the EITF reached consensus on Issue No. 05-6, Determining the Amortization Period for Leasehold Improvements ("EITF 05-6.") EITF 05-6 provides guidance on determining the amortization period for leasehold improvements acquired in a business combination or acquired subsequent to lease inception. The guidance in EITF 05-6 will be applied prospectively and is effective for periods beginning after June 29, 2005. EITF 05-6 is not expected to have a material effect on its consolidated financial position or results of operations.

In June 2005, the FASB Staff issued FASB Staff Position 150-5 (FSP 150-5), Issuers Accounting under FASB Statement No. 150 for Freestanding Warrants and Other Similar Instruments on Shares that are Redeemable. FSP 150-5 addresses whether freestanding warrants and other similar instruments on shares that are redeemable, either puttable or mandatorily redeemable, would be subject to the requirements of FASB Statement No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, regardless of the timing or the redemption feature or the redemption price. The FSP is effective after June 30, 2005.

In February 2006, FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. SFAS No. 155 amends SFAS No 133, Accounting for Derivative Instruments and Hedging Activities¨, and SFAF No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. SFAS No. 155, permits fair value re-measurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.

iGENII, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, “Accounting for Certain Hybrid Instruments,” which amends SFAS 133, “Accounting for Derivative Instruments and Hedging Activities,” and SFAS 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets – an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The  Company  does not  expect its  adoption  of this new standard  to have a  material  impact  on its  financial  position,  results  of operations or cash flows.

In July, 2006, the FASB issued Interpretation No. 48 (FIN 48). “Accounting for uncertainty in Income Taxes”. FIN 48 clarifies the accounting for Income Taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. It also provides guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition and clearly scopes income taxes out of SFAS 5, “Accounting for Contingencies”. FIN 48 is effective for fiscal years beginning after December 15, 2006.We have not yet evaluated the impact of adopting FIN 48 on our financial position, results of operations and cash flows.

In September, 2006, FASB issued SFAS 157 ‘Fair Value Measurements’.  This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements.  This Statements applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of this Statement will change current practice.  This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years.  The management is currently evaluating the effect of this pronouncement on financial statements.

In September 2006, FASB issued SFAS 158 ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106, and 132(R)’ This Statement improves financial reporting by requiring an employer to recognize the over funded or under funded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded statues in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization.  This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. An employer with publicly traded equity securities is required to initially

iGENII, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after December 15, 2006.  An employer without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007.  However, an employer without publicly traded equity securities is required to disclose the following information in the notes to financial statements for a fiscal year ending after December 15, 2006, but before June 16, 2007, unless it has applied the recognition provisions of this Statement in preparing those financial statements.

a.           A brief description of the provisions of this Statement
b.            The date that adoption is required
c.            The date the employer plans to adopt the recognition provisions of this Statement, if earlier.

The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008.  The management is currently evaluating the effect of this pronouncement on financial statements.

In December, 2006, the FASB issued FSP EITF 00-19-2, Accounting for Registration Payment Arrangements (“FSP 00-19-2”) which addresses accounting for registration payment arrangements. FSP 00-19-2 specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with FASB Statement No. 5, Accounting for Contingencies. FSP 00-19-2 further clarifies that a financial instrument subject to a registration payment arrangement should be accounted for in accordance with other generally accepted accounting principles without regard to the contingent obligation to transfer consideration pursuant to the registration payment arrangement.

For registration payment arrangements and financial instruments subject to those arrangements that were entered into prior to the issuance of EITF 00-19-2, this guidance shall be effective for financial statements issued for fiscal years beginning after December 15, 2006 and interim periods within those fiscal years. The Company has not yet determined the impact that the adoption of FSP 00-19-2 will have on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Asset and Financial Liabilities.’ SFAS 159 permits entities to choose to measure many financial instruments, and certain other items, at fair market value. SFAS 159 applies to reporting periods beginning after November 15, 2007. The adoption of SFAS 159 is not expected to have a material impact on the Company’s financial conditions or the results of operations.

The Company believes that the adoption of these standards will have no material impact on its financial statements.

In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements”. This Statement amends ARB 51 to establish accounting and reporting standards for the non-controlling (minority) interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. SFAS No. 160 is effective for the Company’s fiscal year beginning October 1, 2009. Management is currently evaluating the effect of this pronouncement on financial statements.

iGENII, INC.
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2008

Note 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

In March 2008, the FASB issued FASB Statement No. 161, “Disclosures about Derivative Instruments and Hedging Activities”. The new standard is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand their effects on an entity’s financial position, financial performance, and cash flows. It is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application encouraged. The new standard also improves transparency about the location and amounts of derivative instruments in an entity’s financial statements; how derivative instruments and related hedged items are accounted for under Statement 133; and how derivative instruments and hedged items affect its financial position, financial performance, and cash flows. Management is currently evaluating the effect of this pronouncement on financial statements.

Note 3 – INCOME TAXES

The Company, through its operations in the United States have incurred net accumulated operating losses of approximately $8,744 as of march 31, 2008 for income tax purposes. However a forty percent allowance has been created on the deferred tax asset of approximately $3,498 due to uncertainty of its realization.

Note 4 – COMMITMENTS

The Company leases office space for 1,100 dollars per month. Company signed 6 months lease agreement from May 1, 2008 to November 30, 2008, with option to extended lease till April 30, 2011. The future minimum payment till November 30, 2008 is 6,600 dollars.

Note 5 – PROPERTY, PLANT & EQUIPMENT

Computer equipment depreciated over 5 years using straight line method.

         ASSETS

Computer Equipment	$6,800
Accumulated Depreciation	(113)
Total	$6,686

Note 6– SUBSEQUENT EVENTS

On April 30, 2008 Company completed private offering and added 22 more investors to original 27.  Additional investors purchased 78,460 shares for $39,231, therefore number of shares issued and outstanding increased to 9,036,160 as of that date.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

Morgenstern, Svoboda & Bear, CPAs, PC is our auditors. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Our officers and directors are indemnified as provided by the Delaware General Corporations Law and our bylaws.

Under the Delaware General Corporations Law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Certificate of Incorporation.  Our Certificate of Incorporation does not specifically limit our directors' immunity.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law; provided, however, that we may modify the extent of such indemnification by  individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in  connection  with any  proceeding, or part thereof, initiated by such person unless such indemnification:  (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Delaware law or (d) is required to be made pursuant to the bylaws.

Our bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby.  All such expenses will be borne by the Company; none shall be borne by any selling security holders.

Securities and Exchange
Commission registration fee                                                                     $2.40
Legal fees and miscellaneous expenses (1)                                     $7,000
Accounting fees and expenses (1)                                                   $4,000
Total (1)                                                                                              $11,002.40
(1) Estimated.

RECENT SALES OF UNREGISTERED SECURITIES

On February 22, 2008 by action taken by our board of directors, we issued 3,000,000 shares of our common stock to Ross Lavnikevich, our President, Chief Executive Officer and a director, at the purchase price of $0.0073 per share for the aggregate consideration of $21,900.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Lavnikevich was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 22, 2008 by action taken by our board of directors, we issued 2,936,000 shares of our common stock to Rafeal Mordukhaev, our Secretary, Treasurer and a director at the purchase price of $0.0073 per share for the aggregate consideration of $21,433.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Mordukhaev was our officer and director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

On February 22, 2008 by action taken by our board of directors, we issued 2,500,000 shares of our common stock to Rafeal Abdurachmanov, our Chief Finanical Officer and a director, at the purchase price of $0.0073 per share for the aggregate consideration of $18,250.  This transaction was conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  Mr. Abdurachmanov was our officer and a director and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In February 2008, by action taken by our board of directors, we issued an additional 500,000 shares of our common stock to the following persons, in the amounts set forth opposite their names, at the purchase price of $.0073 per share for the aggregate purchase price of $3,650:

Name	Number of Shares
Boris Abdurachamnov	100,000
Josef Abdurachamnov	100,000
Isak Abdurakhamnov	100,000
Jacob Josefson	100,000
Pinchas Chaimov	100,000

The transactions were conducted in reliance upon an exemption from registration provided under Section 4(2) of the Securities Act of 1933, as amended.  The above named persons are founders of the Company and had access to all of the information which would be required to be included in a registration statement, and the transaction did not involve a public offering.

In March through April, 2008, we issued 100,160 shares of common stock to 41 investors at a purchase price of $0.50 per share for the aggregate purchase price of $50,080, in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The Company conducted the private placement without any general solicitation or advertisement and a restriction on resale.  The Company provided all investors in the private placement with a subscription agreement.

EXHIBITS

The following exhibits are filed as part of this registration statement:

Exhibit	Description
3.1	Certificate of Incorporation of Registrant
3.2	By-Laws of Registrant
4.1	Specimen Common Stock certificate
5.1	Opinion of David Lubin & Associates, PLLC regarding the legality of the securities being registered
10.1	Form of Regulation D Subscription Agreement
23.1	Consent of Morgenstern, Svoboda & Bear, CPAs, PC
23.2	Consent of David Lubin & Associates, PLLC (included in Exhibit 5.1)

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(A) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(C) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned the company under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(A) Any preliminary prospectus or prospectus of the undersigned the company relating to the offering required to be filed pursuant to Rule 424 under the Securities Act of 1933;

(B) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(C) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(D) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1 and has authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Stream, New York, on August 12, 2008.

IGENII INC.

By: Name: Title:	/s/ Ross Lavnikevich Ross Lavnikevich President, Chief Executive Officer and Director (Principal Executive Officer)

By: Name: Title:	/s/Rafael Abdurachmanov Rafael Abdurachmanov Chief Financial Officer and Director (Principal Financial and Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ross Lavnikevich, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date:	Signature:	Name:	Title:

August 12, 2008	/s/ Ross Lavnikevich	Ross Lavnikevich	Chief Executive Officer, and Director (Principal Executive Officer)

August 12, 2008	/s/ Rafael Abdurachmanov	Rafael Abdurachmanov	Chief Financial Officer and Director (Principal Financial and Accounting Officer)

August 12, 2008	/s/ Rafeal Mordukhaev	Rafeal Mordukhaev	Treasurer, Secretary and Director